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                                                                     Exhibit 7.6

                       AGREEMENT REGARDING JOINT FILING
                         OF STATEMENT ON SCHEDULE 13D

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.001 per share, of Veterinary Centers of America, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:  As of May 26, 2000

                                         GREEN EQUITY INVESTORS III, L.P.


                                         By:  GEI Capital III, L.L.C.
                                              its general partner


                                              By: /s/ John Danhakl
                                                  -------------------------
                                                  Name:  John Danhakl
                                                  Title: Manager

                                         VICAR RECAP, INC.



                                         By: /s/ John Danhakl
                                             ------------------------------
                                             Name:  John Danhakl
                                             Title: President